Exhibit 99.1

Issuer Direct Repurchases 215,118 Shares in a Private Transaction

Reduces Outstanding Shares by Approximately 5%

MORRISVILLE, NC / ACCESSWIRE / December 6, 2018 / Issuer Direct Corporation (NYSE MKT:ISDR) the (“Issuer Direct” or the “Company”), a market leader and innovator of disclosure management solutions and targeted communications, today announced that it has repurchased 215,118 shares of Issuer Direct’s common stock in a privately-negotiated transaction at a price of $12.25 per share, or an aggregate purchase price of $2.635 million, from EQS Group AG (“EQS”). This one-time authorization by Issuer Direct’s Board of Directors was funded from the Company’s cash on hand prior to the recent public offering.

“Based on recent public filings, we became aware that EQS was actively liquidating a significant portion of its holdings in Issuer Direct, which presented an opportunity to repurchase a large position in Issuer Direct at what we believe is a favorable price. As such, our Board of Directors felt it was in the best interest of our shareholders to enter into a transaction to acquire EQS’ entire remaining position,” said Brian R. Balbirnie, Chief Executive Officer. “With a strong balance sheet and historical trends of positive cash flow from operations, we believe our company has ample resources to invest in opportunities to further expand and diversify our business to best serve shareholders into the future and we continue to believe in our long-term growth prospects and continued business fundamentals.”

The Company intends to retire all of the repurchased shares. The Company does not intend to repurchase any other shares of its common stock, either in open market purchases or privately-negotiated transactions, in the near future.

About Issuer Direct Corporation:

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,500 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K/A for the year ended December 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

 For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation